UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 7.01 REGULATION FD DISCLOSURE

On December 16, 2022, Centene Corporation (the "Company" or "Centene") issued a press release announcing its 2023 financial guidance and reaffirming its 2022 total revenues and adjusted diluted earnings per share guidance. The full text of the press release is included as Exhibit 99.1 to this report.

Centene Corporation will host an investor meeting today live from the New York Stock Exchange, including a question-and-answer session. The event will begin promptly at 8:30 a.m. (Eastern Time) and end at approximately 12:00 p.m. (Eastern Time).

In-person attendance to the event is by invitation only. All other investors and interested parties are invited to participate via live webcast on the Company's website at www.centene.com, under the Investors section, or directly via the following link at: https://event.webcasts.com/starthere.jsp?ei=1584203&tp_key=4237d69e19. Investors can also access the investor presentation online at https://investors.centene.com/news-events/events-presentations beginning at approximately 8:15 a.m. (Eastern Time).

ITEM 8.01 OTHER EVENTS

On December 16, 2022, the Company announced that the Board of Directors had approved an increase to the existing stock repurchase program for Centene's common stock by $2.0 billion. Approximately $2.95 billion is available under the program, inclusive of the increase.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated December 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	December 16, 2022	By:	/s/ Andrew L. Asher
Andrew L. Asher Executive Vice President & Chief Financial Officer